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                                                                     Exhibit 5.1

                            [FORM OF LEGAL OPINION]


                              _____________, 1997


Liberty Property Limited Partnership
65 Valley Stream Parkway
Suite 100
Malvern, Pennsylvania  19355

             Re:  Liberty Property Limited Partnership
                  Registration Statement on Form S-3
                  ------------------------------------

Ladies and Gentlemen:

     As counsel for Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Partnership"), we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") jointly by the Partnership and Liberty Property Trust, a Maryland real estate investment trust (the "Trust"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of securities with an aggregate initial public offering price of up to $850,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including securities of the Partnership with an aggregate initial public offering price up to $300,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies (the "Registered Partnership Securities") and securities of the Trust with an aggregate initial public offering price of up to $550,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Registered Partnership Securities consist of (i) debt securities of the Partnership, which may be any of senior secured debt securities, senior unsecured debt securities, senior subordinated debt securities or subordinated debt securities, in one or more series (the "Partnership Debt Securities"), which in each case are to be issued under either a senior indenture (the "Senior Indenture") or a subordinated indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") to be entered into by the Partnership
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Liberty Property Limited Partnership
               , 1997
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and an institution to be designated prior to the issuance of any Partnership
Debt Securities under such Indenture to serve as trustee thereunder (a "Trustee" and, collectively with the trustees, if any, under other Indentures, the "Trustees") and, if such Partnership Debt Securities are to be issued with "Trust Guaranties," as defined in the Registration Statement ("Trust Guaranties"), the Trust; and (ii) guaranties of the Partnership (the "Partnership Guaranties") to be issued in connection with "Trust Debt Securities," as defined in the Registration Statement ("Trust Debt Securities"), which in each case are to be issued under an Indenture to be entered into by the Trust, the Trustee under such Indenture and the Partnership prior to the issuance of any Trust Debt Securities or Partnership Guaranties under such Indenture.

     This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

     For the purpose of rendering this opinion, we have examined (i) the Registration Statement; (ii) the form of Senior Indenture being incorporated by reference as an exhibit to the Registration Statement (the "Base Senior Indenture"); (iii) the form of Subordinated Indenture being incorporated by reference as an exhibit to the Registration Statement (the "Base Subordinated Indenture"); (iv) the Certificate of Limited Partnership of the Partnership, as amended to date (the "Certificate of Limited Partnership"); (iv) the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the "Agreement of Limited Partnership"); and (v) certain resolutions adopted by the Board of Trustees of the Trust (the "Board of Trustees"), in the Trust's capacity as the sole general partner of the Partnership, relating to the Registered Partnership Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Partnership and the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Partnership and the Trust and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed without independent verification (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents; and (v) the power and authority of all persons other than the Partnership signing such documents to execute, deliver and perform such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which have not been independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Partnership and others.

        We do not express any opinion as to the laws of any jurisdiction other than the Commonwealth of Pennsylvania and the federal laws of the United States of America to the
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               , 1997
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extent referred to specifically herein. The Registered Partnership Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof. We assume no obligation to update this opinion.

     Based upon and subject to the foregoing, such examinations of law and such other matters as we have deemed relevant under the circumstances, we are of the opinion that, as of the date hereof:

     1. The respective forms of the Base Senior Indenture and the Base Subordinated Indenture (collectively, the "Base Indentures") have been duly authorized by the Partnership, through the action of the Board of Trustees, in the Trust's capacity as the sole general partner of the Partnership. Each of the Base Indentures, and each other Indenture in the form of either of the Base Indentures, as modified in accordance with duly adopted resolutions of the Board of Trustees, in the Trust's capacity as the sole general partner of the Partnership, to reflect the additional terms applicable to the Registered Partnership Securities to which such Indenture relates, when executed and delivered by the Partnership and duly executed and delivered by the Trustee thereunder (and, in the case of an Indenture that relates to Partnership Guaranties, the Trust), will be a valid and binding agreement, enforceable against the Partnership in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) requirements that a claim with respect to any Registered Partnership Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

     2. With respect to any Registered Partnership Securities, when (i) if such Registered Partnership Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to such Registered Partnership Securities (the "Underwriting Agreement") has been duly authorized, executed and delivered by the Partnership through the action of the Trust in its capacity as the sole
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Liberty Property Limited Partnership
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         general partner of the Partnership and the other party or parties thereto; (ii) if such Registered Partnership Securities are to be sold on an agency basis, the distribution agreement with respect to such Registered Partnership Securities (the "Distribution Agreement") has been duly authorized, executed and delivered by the Partnership through the action of the Trust in its capacity as the sole general partner of the Partnership and the other party or parties thereto; (iii) the Board of Trustees, including any appropriate committee appointed thereby, in the Trust's capacity as the sole general partner of the Partnership (and, in the case of Partnership Guaranties, the Trust in its capacity as issuer of the Trust Debt Securities to which such Partnership Guaranties relate), and the appropriate officers of the Partnership and the Trust have taken all necessary Partnership or Trust action, as the case may be, to approve the issuance and terms of such Registered Partnership Securities (and, in the case of Partnership Guaranties, the Trust Debt Securities to which such Partnership Guaranties relate) and related matters; (iv) the terms of such Registered Partnership Securities (and, in the case of Partnership Guaranties, the Trust Debt Securities to which such Partnership Guaranties relate) and of their issuance and sale have been duly established in conformity with the Indenture relating thereto so as not to violate any applicable law, the Certificate of Limited Partnership or the Agreement of Limited Partnership or result in a default under or breach of any agreement or instrument binding upon the Partnership (or, in the case of Partnership Guaranties, the Partnership or the Trust), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Partnership (or, in the case of
         Partnership Guaranties, the Partnership or the Trust); (v) the applicable Indenture has been duly executed and delivered by the Partnership (and, in the case of Partnership Guaranties, the Trust), through the action of the Trust in its capacity as the sole general partner of the Partnership (and, in the case of Partnership Guaranties, in its capacity as issuer of the Trust Debt Securities to which such Partnership Guaranties relate), and the Trustee thereunder; and (vi) such Registered Partnership Securities (and, in the case of Partnership Guaranties, the Trust Debt Securities to which such Partnership Guaranties relate) have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, such Registered Partnership Securities, when issued and sold in accordance with the applicable Indenture and the related Underwriting Agreement or Distribution Agreement, if any, or
         any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Partnership,
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         enforceable against the Partnership in accordance with their respective terms, except to the extent that enforcement thereof may be limited by
         (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) requirements that a claim with respect to any Registered Partnership Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

     We note that, as of the date hereof, a judgment for money in an action based on a Registered Partnership Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Registered Partnership Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Opinions" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.


                                 Sincerely yours,